Exhibit 99.5

Century Aluminum Company Announces Successful Completion of
Consent Solicitation Related to its 1.75% Convertible Senior Notes due 2024

Monterey, CA, November 13, 2009 — Century Aluminum Company (the “Company”) (NASDAQ: CENX) today announced that it has successfully completed its solicitation of consents to amend the indenture governing its 1.75% Convertible Senior Notes due 2024, CUSIP Nos. 156431AE8 and 156431AD0 (the “2024 Notes”), to modify certain events of default relating to certain bankruptcies and insolvencies.  The Company has been advised by the information and tabulation agent for the consent solicitation that approximately 90% of holders of the 2024 Notes consented to the proposed amendments.

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Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Cautionary Statement
This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager - Corporate Finance, NBI hf.
Steingrimur Helgason, Director - Corporate Finance, NBI hf.

Contacts:
Media
Mike Dildine
831-642-9364

Investors
Shelly Lair
831-642-9357